Exhibit 99

For more information, contact:

Rebecca R. Eckert

Chief Accounting Officer

(502) 329-2000

SYPRIS REPORTS FOURTH QUARTER RESULTS

ORDERS RISE 58% YTD FOR SYPRIS ELECTRONICS

ELECTRONIC WARFARE, MISSILE AVIONICS, AND SECURE COMMUNICATIONS

LOUISVILLE, KY (March 26, 2026) – Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its fourth quarter and full-year ended December 31, 2025.

HIGHLIGHTS

●

The 27.6% increase in fourth quarter revenue for Sypris Electronics was not sufficient to offset the near-term impact of tariffs and regulatory uncertainty on demand from certain transportation-related customers of Sypris Technologies, resulting in a slight decrease in consolidated revenue for the Company on a year over year basis.

●

Year-to-date orders for Sypris Electronics increased 58% as compared to the prior year driven by bookings for several missile programs, upgrades to a U.S. Navy electronic warfare improvement program, continued demand from a U.S. Army Cryptographic Key Management program, and robust sales to a subsea fiber optic cable systems provider.

●	Backlog for our energy products rose 23% from year-end 2024.

●

Subsequent to quarter-end, Sypris Electronics announced that it had secured a follow-on contract award to manufacture and test circuit card assemblies for use in the Orion spacecraft supporting the missions of NASA’s Artemis program, with production currently underway and expected to continue through 2027.

●

Following quarter-end, Sypris Technologies announced that it entered into a long-term sole-source agreement with a global truck OEM to supply certain critical components for the use in the company’s proprietary advance automated manual transmission for heavy trucks in North America. Production is expected to begin in 2027.

●

After quarter-end, Sypris Technologies announced a long-term, sole-source contract extension to provide drivetrain components for a leading global manufacturer serving the North American heavy truck and all-terrain vehicle markets.

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Sypris Reports Fourth Quarter Results

March 26, 2026

“The past few months have been demanding as we navigate the impact of tariffs, regulatory uncertainty and the availability of electronic components,” commented Jeffrey T. Gill, President and Chief Executive Officer. “While the economic headwinds and disruptions in the quarter had an impact on our results, we continue to focus on operational excellence to drive the timely and efficient execution of the rapidly growing demand at Sypris Electronics. Customer funding has already been secured for a significant portion of the key programs, which enables us to procure inventory in advance to mitigate future supply chain issues.

“We expect Sypris Electronics to benefit from the increasingly robust markets in electronic warfare, missile and aircraft avionics, and secure communications. The recent escalation of the conflict in the Middle East may be expected to increase demand for inventory replenishment and technology upgrade for years to come.

“At Sypris Technologies, we experienced a meaningful decrease in demand during the second half of 2025 from customers in some of our transportation-related markets. The combination of tariff concerns and regulatory uncertainty has driven a material reduction of inventory in the supply chain. We believe that this drawdown is nearing an end, however, and expect the replenishment cycle to accelerate as we move through 2026.

“Orders for our energy products increased 18% over the prior-year comparable period, with open quotes still outstanding on several large projects. Additional growth opportunities may exist with new global projects to meet increasing LNG demand, including support for the expected surge in electricity demand from AI-related data centers. We are also actively pursuing applications for our products in adjacent markets including CO2 capture to further diversify our industry and customer portfolios.”

Fourth Quarter and Full Year Results

The Company reported revenue of $30.3 million for the fourth quarter of 2025 compared to $33.4 million for the prior-year comparable period. Additionally, the Company reported a net loss of $3.9 million, or $0.17 per share, compared with net income of $0.1 million, or $0.01 per diluted share, for the prior-year period.

For the full-year 2025, the Company reported revenue of $119.9 million compared to $140.2 million for the prior year. The Company reported a net loss of $6.3 million, or $0.28 per share, for 2025 compared with a net loss of $1.7 million, or $0.08 per share for the prior year.

Sypris Technologies

Revenue for Sypris Technologies was $12.5 million in the fourth quarter of 2025 compared to $19.5 million for the prior-year period. This decline reflects the downturn in the commercial vehicle market, the impact of customers adjusting inventory to align with OEM build schedules, and volume reductions related to tariff uncertainty. Gross profit for the fourth quarter of 2025 was $1.3 million, or 10.2% of revenue, compared to $4.4 million, or 22.5% of revenue, for the same period in 2024. Gross profit for the fourth quarter of 2025 was pressured by lower volumes, an unfavorable mix and foreign exchange rates compared with the prior-year period.

Sypris Electronics

Revenue for Sypris Electronics increased 27.6% to $17.7 million in the fourth quarter of 2025 compared to $13.9 million for the prior-year period as a result of the ramp up of certain programs during the period. Gross profit for the fourth quarter of 2025 reflected the impact of $1.0 million of charges for excess and obsolete inventory taken due to changes in estimated future demand on various programs. Results for the quarter also include additional start-up costs on a development-stage program, as well as continued shipment delays and operational inefficiencies due to material availability issues. We expect these issues to mitigate as we move forward and result in improved profitability as we progress through 2026.

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Sypris Reports Fourth Quarter Results

March 26, 2026

Outlook

Commenting on the future, Mr. Gill added, “We expect the challenging operating environment to improve as we move through 2026. With a strong backlog and new program wins, we are confident that our future has the potential to be very positive. We are closely monitoring customer demand and forward-looking signals, and we believe our long-standing track record of resilience will allow us to successfully navigate any headwinds.”

About Sypris Solutions

Sypris Solutions is a diversified manufacturing and engineering services company serving the defense, transportation, communications, and energy industries. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; the termination or non-renewal of existing contracts by customers; our failure to achieve and maintain profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or require us to sell assets to fund operating losses; volatility of our customers’ forecasts and our contractual obligations to meet current scheduling demands and production levels, which may negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; cost, quality and availability or lead times of raw materials such as steel, component parts (especially electronic components), natural gas or utilities including increased cost relating to inflation, as well as the impact of proposed or imposed tariffs by the U.S. government on imports to the U.S. and/or the imposition of retaliatory tariffs by foreign countries; our reliance on a few key customers, third party vendors and sub-suppliers; significant delays or reductions due to a prolonged continuing resolution or U.S. government shutdown reducing the spending on products and services that Sypris Electronics provides; risks of foreign operations, including foreign currency exchange rate risk exposure, which could impact our operating results; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of inflation, tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; our failure to successfully win new business or develop new or improved products or new markets for our products; war, geopolitical conflict, terrorism, or political uncertainty, or disruptions resulting from military hostilities between Russia and Ukraine, Israel and Hamas, and the U.S., Israel and Iran, or other tensions in the Middle East, including arising out of international sanctions, foreign currency fluctuations and other economic impacts; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; the costs and supply of insurance on acceptable terms and with adequate coverage; unanticipated or uninsured product liability claims, disasters, public health crises, losses or business risks; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; the costs of compliance with our auditing, regulatory or contractual obligations; pension valuation, health care or other benefit costs; dependence on, retention or recruitment of key employees and highly skilled personnel and distribution of our human capital; our reliance on revenues from customers in the oil and gas and automotive markets, with increasing consumer pressure for reductions in environmental impacts attributed to greenhouse gas emissions and increased vehicle fuel economy; labor relations; strikes; union negotiations; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, premises liability, personal injury, product liability, warranty or environmental claims; failure to adequately insure or to identify product liability, environmental or other insurable risks; costs associated with environmental or other claims relating to properties previously owned; our inability to patent or otherwise protect our inventions or other intellectual property rights from potential competitors or fully exploit such rights which could materially affect our ability to compete in our chosen markets; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; cybersecurity threats and disruptions, including ransomware attacks on our systems and the systems of third-party vendors and other parties with which we conduct business, all of which may become more pronounced in the event of geopolitical conflicts and other uncertainties, such as the conflict in Ukraine; our ability to maintain compliance with the Nasdaq listing standards minimum closing bid price; risks related to owning our common stock, including increased volatility; possible public policy response to a public health emergency, including U.S. or foreign government legislation or restrictions that may impact our operations or supply chain; or unknown risks and uncertainties. We undertake no obligation to update our forward-looking statements, except as may be required by law.

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Sypris Reports 2025 Results

March 26, 2026

SYPRIS SOLUTIONS, INC.

Financial Highlights

(In thousands, except per share amounts)

	Three Months Ended
	December 31,
	2025	2024
	(Unaudited)
Revenue	$30,281	$33,449
Net (loss) income	$(3,905)	$135
(Loss) income per common share:
Basic	$(0.17)	$0.01
Diluted	$(0.17)	$0.01
Weighted average shares outstanding:
Basic	22,325	22,137
Diluted	22,325	22,390

	Year Ended
	December 31,
	2025	2024
	(Unaudited)
Revenue	$119,887	$140,180
Net loss	$(6,338)	$(1,680)
Loss per common share:
Basic	$(0.28)	$(0.08)
Diluted	$(0.28)	$(0.08)
Weighted average shares outstanding:
Basic	22,270	22,043
Diluted	22,270	22,043

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Sypris Reports 2025 Results

March 26, 2026

Sypris Solutions, Inc.

Consolidated Statements of Operations

(in thousands, except for per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Net revenue:
Sypris Technologies	$12,542	$19,547	$51,746	$75,207
Sypris Electronics	17,739	13,902	68,141	64,973
Total net revenue	30,281	33,449	119,887	140,180
Cost of sales:
Sypris Technologies	11,259	15,154	45,343	62,383
Sypris Electronics	17,625	12,909	65,146	57,907
Total cost of sales	28,884	28,063	110,489	120,290
Gross profit:
Sypris Technologies	1,283	4,393	6,403	12,824
Sypris Electronics	114	993	2,995	7,066
Total gross profit	1,397	5,386	9,398	19,890
Selling, general and administrative	4,694	4,087	16,004	16,963
Operating (loss) income	(3,297)	1,299	(6,606)	2,927
Interest expense, net	563	216	1,631	1,684
Other expense (income), net	125	436	(1,960)	1,217
(Loss) income before taxes	(3,985)	647	(6,277)	26
Income tax (benefit) expense, net	(80)	512	61	1,706
Net (loss) income	$(3,905)	$135	$(6,338)	$(1,680)
(Loss) income per common share:
Basic	$(0.17)	$0.01	$(0.28)	$(0.08)
Diluted	$(0.17)	$0.01	$(0.28)	$(0.08)
Dividends declared per common share	$-	$-	$-	$-
Weighted average shares outstanding:
Basic	22,325	22,137	22,270	22,043
Diluted	22,325	22,390	22,270	22,043

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Sypris Reports 2025 Results

March 26, 2026

Sypris Solutions, Inc.

Consolidated Balance Sheets

(in thousands, except for share data)

	December 31,
	2025	2024
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$6,770	$9,675
Accounts receivable, net	9,846	10,593
Inventory, net	52,463	66,680
Other current assets	10,808	11,070
Total current assets	79,887	98,018
Property, plant and equipment, net	16,004	13,299
Operating lease right-of-use assets	7,333	3,749
Other assets	4,587	4,310
Total assets	$107,811	$119,376
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,270	$18,428
Accrued liabilities	49,428	57,639
Operating lease liabilities, current portion	1,019	906
Finance lease obligations, current portion	622	1,507
Equipment financing obligations, current portion	526	481
Working capital line of credit	500	500
Total current liabilities	62,365	79,461

Operating lease liabilities, net of current portion	6,673	3,251
Finance lease obligations, net of current portion	4,021	735
Equipment financing obligations, net of current portion	846	852
Note payable - related party, net of current portion	11,993	8,986
Other liabilities	4,123	6,510
Total liabilities	90,021	99,795
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 23,051,483 shares issued and 23,029,970 outstanding in 2025 and 23,041,523 shares issued and 23,020,010 outstanding in 2024	230	230
Additional paid-in capital	157,996	156,980
Accumulated deficit	(124,950)	(118,612)
Accumulated other comprehensive loss	(15,486)	(19,017)
Treasury stock, 21,513 in 2025 and 2024	-	-
Total stockholders’ equity	17,790	19,581
Total liabilities and stockholders’ equity	$107,811	$119,376

Note: The balance sheet at December 31, 2024, has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

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Sypris Reports 2025 Results

March 26, 2026

Sypris Solutions, Inc.

Consolidated Cash Flow Statements

(in thousands)

	Year Ended
	December 31,
	2025	2024
	(Unaudited)
Cash flows from operating activities:
Net loss	$(6,338)	$(1,680)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,844	3,181
Deferred income taxes	105	232
Stock-based compensation expense	1,118	868
Deferred loan costs amortized	7	8
Net gain on the sale of assets	(2,370)	-
Provision for excess and obsolete inventory	1,322	593
Non-cash lease expense	1,105	1,160
Other noncash items	451	414
Contributions to pension plans	(335)	(712)
Changes in operating assets and liabilities:
Accounts receivable	692	(1,826)
Inventory	13,265	9,129
Prepaid expenses and other assets	626	(1,934)
Accounts payable	(8,239)	(8,163)
Accrued and other liabilities	(9,984)	734
Net cash (used in) provided by operating activities	(5,731)	2,004
Cash flows from investing activities:
Capital expenditures	(756)	(1,083)
Proceeds from sale leaseback transaction	2,924	24
Net cash provided by (used in) investing activities	2,168	(1,059)
Cash flows from financing activities:
Proceeds from equipment financing obligations	-	430
Proceeds from Note Payable - related party	3,000	2,500
Principal payments on finance lease obligations	(1,556)	(1,366)
Principal payments on equipment financing obligations	(505)	(618)
Indirect repurchase of shares for minimum statutory tax withholdings	(102)	(126)
Net cash provided by financing activities	837	820
Effect of exchange rate changes on cash balances	(179)	29
Net (decrease) increase in cash and cash equivalents	(2,905)	1,794
Cash and cash equivalents at beginning of period	9,675	7,881
Cash and cash equivalents at end of period	$6,770	$9,675

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